CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Electrum Mining Limited, a Nevada corporation (the “Company”), on Form 10-QSB for the period ended March 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), I, Douglas Scheving, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 10, 2006

/s/ Douglas Scheving
Douglas Scheving
Chief Executive Officer and Chief Financial Officer